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                                                                      EXHIBIT 99

            [Letterhead of Dudley, Hopton-Jones, Sims & Freeman PLLP]

                        Independent Accountant's Report

We have reviewed the accompanying interim consolidated balance sheet of Community Bancshares, Inc. as of September 30, 2000 and the related interim consolidated statement of income and the consolidated statement of comprehensive income for the three-month period then ended and the interim consolidated statement of cash flows for the nine-month period ended September 30, 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expressions of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                                   /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP




Birmingham, Alabama
November 20, 2000